AGREEMENT setting forth the terms and conditions upon which TIBER CREEK CORPORATION ("TCC") is engaged by CHRISTIAN STANLEY, INC. together with any successors (collectively "Christian Stanley") to effect transactions ("the Transactions") intended to cause Christian Stanley to become a public company (“Reporting Company”) and to have its securities traded in the United States.

1.  Services Provided.

Following its engagement, TCC and its affiliates will provide the following services in regard to the Transactions.

1.1.  Discuss with Christian Stanley the structure of the Transactions and actions to be taken by Christian Stanley in preparation for the completion of the Transactions.

1.2.  Recapitalize or reincorporate Christian Stanley if required or appropriate.

1.3.   Prepare and file with the Securities and Exchange Commission an appropriate form of registration statement under the Securities Act of 1933 (“Registration Statement”) and all required amendments registering such securities as Christian Stanley shall designate.

1.4. Advise and assist with applicable state “Blue Sky” requirements.

1.5.  Advise and assist on listing the securities of the Reporting Company for public trading on stock exchanges for which its securities are then eligible.

1.6. Assist in establishing and maintaining relationships with market makers and broker-dealers.

1.7.  Take other actions required for completion of the Transactions as contemplated by this agreement.

2.  Additional Services.

If requested, TCC and its affiliates will perform any or all of the following additional services:

2.1.  Prepare and file the ongoing reports required of United States public companies, such as quarterly and annual reports.

2.2.  Monitor compliance with the requirements imposed on United States public companies, such as timely and accurate disclosure.

2.3.  Help with items of value to public companies, such as stock options, executive compensation agreements, and asset protection for principal executives and shareholders.

2.4.  Any other services requested by Christian Stanley which TCC or its affiliates agree to perform.

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3.  Fee for Transactions.

3.1.  In full satisfaction for the services of TCC and its affiliates in regard to the Transactions as described in paragraph 1 of this agreement, Christian Stanley will pay to TCC the amount of $100,000 as provided herein.

3.2.    On execution of this agreement, Christian Stanley will deposit $100,000 with Cassidy & Associates, Washington, D.C.  Cassidy & Associates shall pay $50,000 to TCC upon the execution of this agreement, $25,000 upon filing of the Registration Statement and $25,000 upon the effective date of the Registration Statement. All payments will be deemed earned when paid or due to TCC and are non-refundable.

4.  Fee for Additional Services.

4.1.  In satisfaction for the additional services of TCC and its affiliates, if any, Christian Stanley will pay TCC at an hourly rate or fixed fee, as they may agree.

4.2.  No additional services will be performed unless requested by Christian Stanley and no charges will be made for any such additional services until TCC and Christian Stanley shall have agreed in writing on the fees for such additional services.

5.  Stock Interest.

5.1.  TCC will receive 250,000 common shares of the Reporting Company (“the TCC Shares”).  The TCC Shares shall be included in the registration statement to be filed pursuant to this agreement.

5.2.           If, on the one year anniversary date of the execution of this agreement (“Reset Date”) the market value of the Reporting Company’s shares is less than $1.00 per share, the Reporting Company  will issue to TCC additional shares necessary to equal the difference between the market value of the TCC Shares and $1.00 per share.  A used herein, “market value” shall mean the average closing bid of the Reporting Company’s common stock for the 30 days immediately prior to the Reset Date. In the event that on the one year anniversary date the common stock of the Reporting Company is not then trading, the Reset Date shall be extended until the first date on which the Reporting Company’s common stock shall have been trading for 30 days. Additional shares, if required, shall be issued pursuant to an S-8 registration statement if available at that time.

5.3.  The Reporting Company will not at any time take or allow any action (whether by reverse stock split or otherwise) which would have the effect of reducing the absolute number of the TCC Shares.

6.  Expenses.

6.1.  TCC and its affiliates will bear their expenses incurred in regard to the Transactions, including, without limitation, travel, telephone, duplication and postage.

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6.2. Christian Stanley and the Reporting Company will pay their expenses in regard to the Transactions, including, without limitation, Federal, state and stock exchange filing fees, underwriting commissions, and accounting fees. TCC will not incur any expenses on behalf of the Christian Stanley or the Reporting Company unless permitted to do so in writing.

6.3. From time to time, the achievement of certain results desired by the Reporting Company, including the promotion of interest in its public securities, may be enhanced by the services of other parties.  These parties may include consultants, advertising agencies,  financial analysts and similar persons who may, directly or indirectly, assist in creating interest in the Reporting Company's securities.  All compensation, costs and expenses of such parties, if engaged by the Reporting Company, will be borne by it.

 7.  Affiliates.

7.1.  In order to better carry out the Transactions, Tiber Creek may assign the performance of all or parts of this agreement to one or more of its affiliates or other persons, and pay such affiliates or other persons from the amounts received by Tiber Creek under this agreement.  An assignment will not relieve Tiber Creek of any of its obligations under this agreement.

7.2.   Christian Stanley understands that legal services arising from this agreement will be performed by the law firm of Cassidy & Associates, Washington, D.C., which is an affiliate of Tiber Creek.  Christian Stanley understands that this agreement does not create any attorney relationship between Christian Stanley and Cassidy & Associates.

8.          Agreement to Complete Transactions.

8.1.  Christian Stanley agrees that it will timely take all steps necessary to complete the Transactions to include, without limitation, causing audited financial statements to be prepared in proper form for the Reporting Company; obtaining consents of the Board of Directors and the shareholders of Christian Stanley, as required; causing all necessary documents to be properly and timely prepared, executed, approved or ratified, and filed, as appropriate; making required payments related to the registration and listing of the Reporting Company's securities for public trading, including filing fees; and timely taking all other actions reasonably required of it to complete the Transactions.

8.2.  In the event that at any time prior to their completion Christian Stanley determines not to continue with the Transactions, TCC hereby grants to Christian Stanley the right to buy out the interest of TCC in this agreement on the terms contained herein, in which case TCC agrees not to seek specific enforcement of this agreement.  In the event that Christian Stanley elects not to continue with the Transactions (or if Christian Stanley does not timely take all such steps and do all such things as may be reasonably required of it to complete the Transactions) TCC will be entitled to (i) retain the securities in Christian Stanley acquired or to be acquired by TCC or its affiliates under this agreement as though the Transactions had occurred and (ii) receive in full all payments to be due to it or its affiliates through and upon completion of the Transactions as though those events had occurred.  Upon payment of the buyout fee provided for herein, all obligations of the parties under this agreement will cease except for obligations which expressly or by their nature survive termination.

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9.  Understandings of the Christian Stanley as a Reporting Company.

9.1.  Christian Stanley understands the obligations and responsibilities that will arise in regard to its becoming a Reporting Company and the trading of its securities in the public market.  Christian Stanley understands that in order to achieve the greatest market interest in its securities it, its officers and its directors, all or some, will be required to continuously interact with the financial community.  This interaction will include, without limitation, timely filing of reports under the Securities Exchange Act of 1934, including audited financial statements; annual reports to shareholders and shareholder meetings; issuing periodic press releases; and meetings and discussions with existing and prospective brokers, market makers, investment bankers and institutions.

9.2.  Christian Stanley understands that the completion of the Transactions will not, in itself, result in capital investment in the Reporting Company.  The public status of the Reporting Company and its introduction to market makers and others in the financial community may result in investment interest.  However, investment interest will depend upon the success of the Reporting Company, market conditions and other factors over which neither TCC nor its affiliates have any control.

9.3.  Christian Stanley understands that the ultimate judgement of the financial community of the investment merits of the Reporting Company will depend upon the Reporting Company's ability to successfully carry out its business plans and operations, to operate at a profit and similar business considerations.  Christian Stanley represents in good faith that it currently has no reason to believe that it will not be able to complete the Transactions and to achieve its business objectives.

9.4.  Christian Stanley understands that the first trading in the Reporting Company's securities may be limited, and that to increase the amount, depth and market price of its securities will require both time and effort by the Reporting Company to develop relations with market makers and to create strong and stable trading of the Reporting Company's securities.

10. Compliance with Securities Law.

Under the securities laws:

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10.1.  Christian Stanley and its affiliates will need to furnish all information and documents concerning it and its affiliates required for the preparation and filing of the Registration Statement by the Reporting Company which information must be complete and accurate and not contain any material misstatement or omit any material information.

10.2.  The Reporting Company must at all times observe and comply with Federal and state securities laws, rules and regulations incident to the issuance and trading of its securities and must take all steps reasonably required within its control to prohibit any persons, whether or not affiliated with the Reporting Company, from engaging in any transactions in contravention of such laws, rules and regulations.

10.3.  Christian Stanley and its affiliates must not at any time knowingly engage in any activity which would constitute a prohibited market manipulation of the securities of the Reporting Company and will need to take all steps reasonably required within its control to prohibit any officer, director, other affiliate, agent or employee from engaging in such conduct.

10.4.  The Reporting Company should not issue any securities to any person for the promotion or maintenance of a trading market in the Reporting Company’s securities without first receiving an opinion of qualified counsel that such issuance will be in accord with securities laws, rules and regulations and should not, directly or indirectly, receive from such persons any capital by loan, investment or otherwise  resulting from the sale or pledge of such securities.

10.5. For not less than 36 months following execution of this agreement, the Reporting Company should timely make all required Federal, state and other filings necessary to allow the public trading of the Reporting Company's securities and, if the Reporting Company's securities are then quoted on the Nasdaq Stock Market or listed on any regional or national exchange, should take all actions necessary to maintain such status for the Reporting Company's securities.

11.  Notices.

Any notices required or permitted under this agreement shall be in writing and shall be deemed to have been given when delivered by hand, certified mail (return receipt requested) or commercial courier, such as FedEx, to the following addresses or to such other addresses as may have been given to each party in the manner provided for in this paragraph.

In the case of Christian Stanley to

Christian Stanley INC.
1537 Apache Drive
Suite A
Chula Vista, California 91917

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In the case of TCC to

Tiber Creek Corporation
1504 R Street N.W.
Washington, D.C. 20009

12.  Arbitration.

12.1. The parties hereby agree that any and all claims (except only for requests for injunctive or other equitable relief) whether existing now, in the past or in the future as to which the parties or any affiliates may be adverse parties, and whether arising out of this agreement or from any other cause, will be resolved by arbitration before the American Arbitration Association.

12.2.  The parties hereby irrevocably consent to the jurisdiction of the American Arbitration Association and the situs of the arbitration (and of any action for injunctive or other equitable relief) within the District of Columbia or at such other place where TCC may then may have its headquarters, provided only that such place shall be within the United States.  Any award in arbitration may be entered in any domestic or foreign court having jurisdiction over the enforcement of such awards.

12.3.  The law applicable to the arbitration and this agreement shall be that of the forum where the arbitration is held, determined without regard to its provisions which would otherwise apply to a question of conflict of laws.

12.4.  The arbitrator may, in its discretion, allow the parties to make reasonable disclosure and discovery in regard to any matters which are the subject of the arbitration and to compel compliance with such disclosure and discovery order.  The arbitrator may order the parties to comply with all or any of the disclosure and discovery provisions of the Federal Rules of Civil Procedure, as they then exist, as may be modified by the arbitrator consistent with the desire to simplify the conduct and minimize the expense of the arbitration.

12.5.  Regardless of any practices of arbitration to the contrary, the arbitrator will apply the rules of contract and other law of the jurisdiction whose law applies to the arbitration so that the decision of the arbitrator will be, as much as possible, the same as if the dispute had been determined by a court of competent jurisdiction.

12.6.  Any award or decision by the American Arbitration Association shall be final, binding and non-appealable except as to errors of law or the failure of the arbitrator to adhere to the arbitration provisions contained in this agreement.  Each party to the arbitration shall pay its own costs and counsel fees except as specifically provided otherwise in this agreement.

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12.7.  The parties covenant that no party or any affiliate will file any action against any other party or affiliate (except only requests for injunctive or other equitable relief) in any forum other than before the American Arbitration Association, and the parties agree that any such action, if filed, shall be dismissed upon application and shall be referred for arbitration hereunder.

12.8.  It is the intention of the parties and their affiliates that all disputes of any nature between them, whenever arising, whether in regard to this agreement or any other matter, from whatever cause, based on whatever law, rule or regulation, whether statutory or common law, and however characterized, be decided by arbitration as provided herein and that no party or affiliate be required to litigate in any other forum any disputes or other matters except for requests for injunctive or equitable relief.  This agreement shall be interpreted in conformance with this stated intent of the parties and their affiliates.

12.9.  The provisions for arbitration contained herein shall survive the termination of this agreement for any reason.

13.  Assignment.

In order to better carry out the Transactions, TCC may assign all or parts of this agreement provided that the assignee agrees to all the terms and conditions of this agreement pertaining to such assignment.  An assignment will not relieve TCC of any of its obligations under this agreement.

14.  Confidentiality.

As a result of entering into this agreement the Parties may have access to information which the parties regards as confidential and proprietary.  The parties agree that neither will, except as reasonably required pursuant to this agreement, use itself, or divulge, furnish, or make accessible to any person any confidential knowledge, knowhow, techniques, or information with respect to the other party unless agreed to in writing by that party.

15. Termination.

TCC may terminate this agreement, without further obligation or liability, at any time (i) that TCC has a reasonable basis to believe that any aspect of the Transactions would constitute a fraud or deception on the market or (ii) that Christian Stanley fails to meet its obligations under this agreement in a manner which would constitute a material breach. In any such case, TCC will be entitled to retain all payments made to it or accrued prior to such termination.

16.  Miscellaneous.

16.1.  Covenant of Further Assurances.  The parties agree to take any further actions and to execute any further documents which may from time to time be necessary or appropriate to carry out the purposes of this agreement.

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16.2.  Scope of Agreement. This agreement constitutes the entire understanding of the parties.  No undertakings, warranties or representations have been made other than as contained herein, and no party shall assert otherwise.  This agreement may not be changed or amended orally.

16.3.  Currency.  All references to currency in this agreement are to United States Dollars.

16.4. Review of Agreement.  Each party acknowledges that it has had time to review this agreement and, as desired, consult with counsel.  In the interpretation of this agreement, no adverse presumption shall be made against any party on the basis that it has prepared, or participated in the preparation of, this agreement.

17.  Effective Date.

The effective date of this agreement is March 27, 2006.

IN WITNESS WHEREOF, the parties have approved and executed this agreement.

TIBER CREEK CORPORATION

 /s/ James M. Cassidy
President

CHRISTIAN STANLEY INC.

 /s/ Daniel C. S. Powell
President

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Warranties by Officers, Directors and Other Affiliates

Each of the undersigned officers, directors and other affiliates of Christian Stanley agree that they have read this agreement and that they (i) will not violate any of the provision of this agreement relating to compliance with securities laws, rules and regulations  (ii) will not violate any provision of this agreement relating to confidentiality of the business of TCC and (iii) consent to be governed by the provisions of this agreement relating to disputes in the case of any claims arising from their warranties.

Personal Guarantees

In consideration of benefits to be received by Christian Stanley and to them personally, the following persons, individually and severally, (i) guarantee all payments required of Christian Stanley under this agreement as and when due (ii) covenant to take all actions and do all things reasonably required to carry out the intent and purpose of this agreement, whether as officers, directors, shareholders or otherwise and (iii) consent to be governed by the provisions of this agreement relating to disputes in the case of any claims arising from their personal guarantees.